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                                                                     EXHIBIT 4.1
                                                                     -----------
                      SPECIMEN CERTIFICATE OF COMMON STOCK

[CERTIFICATE NUMBER]                                          [NUMBER OF] SHARES

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                               CCP WORLDWIDE, INC.

                    TOTAL AUTHORIZED ISSUE 105,000,000 SHARES

                                 See Reverse for
                               Certain Definitions

100,000,000 Shares $.001 Par Value             5,000,000 Shares $.0001 Par Value
          Common  Stock                                Preferred  Stock

                                    SPECIMEN
  This  is to certify that _____________________________________ is the owner of

              ____________________________________________________

             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                               CCP WORLDWIDE, INC.

transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed. Witness, the seal of the Corporation and the signatures of its duly authorized officers.

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The  undersigned  understands that the certificates representing the Shares will bear  the  following  legend:

THE  SECURITIES  REPRESENTED  BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR (II) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED

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